AMENDMENT No. 3 to
                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment No. 3 (the "Amendment"), dated and effective as of August 15, 1998 (the "Commencement Date"), by and among Sheridan Healthcare, Inc. (formerly SAMA Holdings, Inc.), a Delaware corporation ("Holdings"), Sheridan Healthcorp, Inc. (formerly Southeastern Anesthesia Management Associates, Inc.), a Florida corporation (the "Company"), and Mitchell Eisenberg, M.D. (the "Executive"), amends the Executive Employment Agreement, dated as of January 1995 and entered into by and among Holdings, the Company and the Executive (the "Employment Agreement").

                             PRELIMINARY STATEMENTS

         1. The Executive is and has been an employee of the Company and the parties entered into the Employment Agreement to assure the ongoing services of the Executive.

         2. The parties entered into amendments to the Agreement, dated as of August 1, 1995 (the "First Amendment") and dated as of June 30, 1997 (the "Second Amendment"). The Agreement, the First Amendment, the Second Amendment and this Third Amendment shall be collectively, the "Agreement". All capitalized terms not defined in this Third Amendment shall have the meanings given them in the Agreement.

         3. The parties desire to assure the ongoing services of the Executive and to further amend the Employment Agreement as described in this Third Amendment.

         4. The Employment Agreement provides in Section 16 that it may be amended by an agreement in writing signed by each of the parties.

         In consideration of the mutual promises and covenants contained in this Third Amendment, the parties agree as follows:

                                    AGREEMENT

1. The first two sentences of Section 3 of the Agreement, entitled Term of Employment, is deleted in its entirety and is replaced by the following sentence:

Subject to the provisions of this Agreement, the term of the Executive's employment pursuant to this agreement shall remain effective until July 31, 2003 (the "Expiration Date").


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2. At the end of Section 4 of the Agreement,  entitled Duties, add the following sentence:

         Notwithstanding anything in the Agreement, the Executive's principal place of employment shall be within Broward County and no further than fifteen miles from 4651 Sheridan Street, Hollywood, Florida and, the Executive shall not be required to travel area to fulfill his duties under the Agreement except for ordinary course business travel.

3. The first sentence of Section 5 of the Agreement, entitled Compensation, is deleted in its entirety and is replaced by the following:

                  During the Term of Employment, beginning on the Commencement Date, the Company shall pay the Executive as compensation for the performance of his duties under this Agreement, a salary at an annual rate of Three Hundred Twenty Five Thousand Dollars ($325,000.00) per annum (the "Base Salary").

                  Each calendar year during the term of the Executive's Employment Agreement, the Company's Board of Directors shall establish an earnings per share target for the Company (the "Target"). The Target should be a reasonable growth amount in earnings per share when compared with the Company's preceding years' actual earnings per share. A bonus pool (the "Pool") shall be established for each calendar year for at least thirty percent (30%) of the amount of the Company's earnings, if any, in excess of the Target (the "Excess Amount"). During the term of their respective employment agreements with the Company and during any time period which that person is eligible to receive severance payments, the persons who shall be eligible to participate in the Pool shall be Mitchell Eisenberg, Lewis Gold, Jay Martus and Michael Schundler. Additionally, from time to time, any or all of the following persons or their replacements or substitutes may be designated, during the term of their employment with the Company, by Mitchell Eisenberg, in his discretion as it may be exercised from time to time, to also participate in the Pool: Robert Coward, Gilbert Drozdow and/or Mary Kittle. Eisenberg, Gold and Schundler shall each be entitled to a maximum portion of the Pool up to an amount equal to thirty percent (30%) of their then current base salaries (the "Maximum Portion" and Martus shall each be entitled to a maximum portion of the Pool up to fifteen percent (15%) of his then current base salary (also, the "Maximum Portion"). Coward, Drozdow and Kittle, if included in the Pool by Eisenberg, shall each be entitled to a maximum portion of the Pool up to an amount equal to fifteen percent (15%) of their then current base salaries (also, the "Maximum Portion"). Provided they each remain eligible to participate in the Pool, the "Pool Participants" shall be: Eisenberg, Gold, Martus and Schundler and to the extent selected by Eisenberg in any calendar year: Coward, Drozdow and Kittle. A Pool Participant's portion of the Pool in a given calendar year shall be determined as follows: (i) multiply the Pool Participant's then current base salary times their Maximum Portion (the product of that calculation is the, "Maximum Target Bonus"); then (ii) divide the Executive's Maximum Target Bonus by the sum of all of that calendar year's Pool Participants' (including the Executive) then current Maximum Target Bonuses. The Company shall pay to each Pool Participant their portion of the Pool on or before the March 1 in the immediately succeeding calendar year from the calendar year the bonus was based upon.


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4. The second sentence of Section 5 of the Agreement,  entitled Compensation, is deleted in its entirety and is replaced by the following sentences:
         The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time, but in no event shall the Base Salary be reduced below the sum of Three Hundred Twenty Five Thousand Dollars ($325,000.00), plus the sum of all Cost of Living Adjustments (as defined below). In addition, on each anniversary of the
         Commencement  Date  of  this  Agreement,   the  Base  Salary  shall  be
         increased, but shall not be decreased, by that percentage by which the Consumer Price Index, for the Miami-Fort Lauderdale, Florida area published by the United States government (the "Index") for the immediately preceding calendar year exceeds such index for the next preceding calendar year (the sum of these increases are collectively, the "Cost of Living Adjustments"). If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the Miami-Fort Lauderdale, Florida area as computed and published by an agency of the United States government, or if no such agency computes and publishes such statistics, by any regularly published national financial periodical that does compute and publish such statistics.

5.       At the end of Section 5 of the Agreement, entitled Compensation,    add
         this new subsection (d):


         (d)  Certain Additional Payments by the Company.

                  (i) notwithstanding anything in this Agreement, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, (a "Payment") would be subject to an excise tax imposed by
                  Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any other provision of applicable federal, state or local law that is in addition to income taxes generally applicable to the Payment, or any interest or penalties are incurred by the Executive with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make an additional payment to the Executive (a "Gross-Up Payment") in an amount such that the net amount retained by the Executive after deduction from the Payment and the Gross-Up Payment of any Excise Tax imposed upon the Payment and any federal, state and local income tax and Excise Tax imposed upon the Gross-Up Payment shall be equal to the original amount of the Payment, prior to deduction of any Excise Tax imposed with respect to the Payment.

                  (ii) The Executive shall appoint a nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the

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                  "Accounting  Firm".  Subject to the  provisions  of  paragraph
                  (iii) of this Section 5 (d), all determinations required to be made under this Section, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm which shall provide detailed supporting calculations both to the
                  Company  and the  Executive  within  15  business  days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should
                  have  been   made   ("Underpayment"),   consistent   with  the
                  calculations required to be made under this Agreement. In the event that the Company exhausts its remedies pursuant to this Section and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to or for the benefit of the Executive within five days of Executive written request.

                  (iii) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as reasonably practicable after the Executive is informed in writing of such claim and shall apprize the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (a)      give the Company any information reasonably
                            requested by the Company relating to such claim,

                           (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without
                           limitation,   accepting  legal   representation  with

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                           respect  to  such  claim  by an  attorney  reasonably
                           selected by the Company, (c) cooperate with the Company in good faith in order effectively to contest such claim, and

                           (d)        permit the Company to participate in   any
                           proceedings relating to such claim;

                  provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of this Section)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest
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

                  such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

6. The first sentence of Section 6 (a) of the Agreement, entitled Benefits, is deleted in its entirety and is replaced by the following sentence:
         During the Term of Employment and as otherwise provided in this Agreement, the Executive shall be entitled to participate in any and all pension, profit sharing, medical, dental and/or life insurance plans (collectively, the "Benefits") as may be in effect for senior employees of the Company.

7. The first sentence of Section 7 (d) of the Agreement, entitled Termination of the Employment of the Executive, is deleted in its entirety and is replaced by the following sentence:

         At any time by the Executive upon thirty (30) days prior written notice to the Company.

8. The second sentence of Section 7 (e) of the Agreement, entitled Termination of the Employment of the Executive, is deleted in its entirety and is replaced by the following sentence:

         In the event of termination of the Executive by the Company pursuant to this Section 7 (e), by the Executive under Section 7 (f) or (h), or if the Company fails to offer to renew this Agreement upon the expiration of its Term on the same or better terms and conditions , the Company shall (i) pay the Executive the Executive's salary according to the terms of Section 5 (a) of this Agreement from the effective date of termination through the date that is two years from the effective date of termination, (ii) continue the Executive's benefits as provided in
         Section 6 of this Agreement from the effective date of termination through the date that is two years from the effective date of termination; and (iii) each and every option to acquire Company securities granted to the Executive during the Term, notwithstanding the terms of any agreement or plan documents whatsoever, shall automatically, without any action required whatsoever, become immediately and fully vested and exercisable without any restrictions whatsoever.

9. Add a new subsection (h) to Section 7 of the Agreement, entitled Termination of the Employment of the Executive, as follows:

         (h) This Agreement shall be terminated, at any time within ninety days of the effective date of a Change In Control, upon the delivery of a written notice from the Executive to the Company terminating his employment with the Company.

10.  The  first   sentence  of  Section  8  (b)  of  the   Agreement,   entitled
Non-Competition, is deleted in its entirety and is replaced by the following sentence:

         Notwithstanding anything in this Agreement, during the Non-Competition Period, in addition to all sums due to Executive from Company under this Agreement, including without limitation, in addition to the sums

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         due  Executive  under  Section 7, the Company  shall pay  Executive  an additional amount mutually agreed upon between the Executive and the Company or if no amount can be mutually agree upon, then Executive shall not be subject to the restrictive covenants contained in Section 8 of this Agreement.

11. At the end of Section 8 (c) of the Agreement, entitled Non-Competition, add the following sentence:

         Notwithstanding anything in this Agreement, in the event of a Change in Control (as defined in Section 18 of the Agreement) the term Competitive Enterprise shall be limited to entities or individuals who engage in the provision of goods or services to entities or individuals which were doing business with the Company immediately prior to the Change of Control.

12. In Section 8 (d) of the Agreement, entitled Non-Competition, delete the following words:

         "and the Non-Competition Period"

13. Add a new Section 18 as follows:

         18. Change In Control.

                  For purposes of this Agreement, the term "Change in Control" shall mean:

                  (i) Approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company; or

                  (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities
                  Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the

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                  Incumbent Board; or

                  (iii) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, (excluding, for this purpose, the Company or its Subsidiaries, or any employee benefit plan of the Company or its Subsidiaries which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of 20% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

14.      Except as set forth in paragraph 1 - 12 of this  Third Amendment,   the
Employment Agreement shall remain in full force and effect.

15. This Third Amendment shall be governed by and construed under the laws and solely in the courts of the State of Florida, without regard to the conflicts of law provisions thereof. This Third Amendment may be executed in two or more counterparts, each of which shall constitute an original.

         The parties have executed this Third Amendment as of September 15, 1998.

                                      COMPANY:

                                      SHERIDAN HEALTHCORP, INC.

                                      By:
                                         ---------------------------------------
                                         Lewis D. Gold, Executive Vice President

                                      HOLDINGS:

                                      SHERIDAN HEALTHCARE, INC.


                                      By:
                                         ---------------------------------------
                                         Lewis D. Gold, Executive Vice President

                                      EXECUTIVE:


                                      ----------------------------------------
                                      Mitchell Eisenberg, M.D.


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